              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                      OF

                       7.72% CUMULATIVE PREFERRED STOCK,

                                   SERIES E

                 (LIQUIDATION PREFERENCE OF $50,000 PER SHARE)

                                      OF

                            MCDONALD'S CORPORATION

                        (PURSUANT TO SECTION 151 OF THE
                       DELAWARE GENERAL CORPORATION LAW)

                        ------------------------------




     McDonald's Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, does hereby certify:

     A resolution providing for and in connection with the issuance of preferred stock of the Corporation, without par value, was duly adopted by the Preferred Stock Committee (the "Preferred Stock Committee") of the Board of Directors of the Corporation (the "Board of Directors"), pursuant to authority conferred on the Preferred Stock Committee by the Board of Directors, and on the Board of Directors (which fixed the voting rights with respect to the shares designated herein) by the provisions of the Restated Certificate of Incorporation of the Corporation, which Restated Certificate of Incorporation authorizes the issuance of up to one hundred sixty-five million shares of Preferred Stock, without par value, and which resolution provides as follows:

     "RESOLVED, That the issuance of a series of Preferred Stock, without par value, of the Corporation is hereby authorized and the designations, preferences and privileges, relative, participating, optional and other special rights and qualifications, limitations and restrictions thereof, in addition to those set forth in the Restated Certificate of Incorporation of the Corporation, are hereby fixed as follows:
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                  7.72% CUMULATIVE PREFERRED STOCK, SERIES E

     SECTION 1.  DESIGNATION AND AMOUNT.
                 ----------------------

     The shares of such series shall be designated as 7.72% Cumulative
Preferred Stock, Series E (the "Series E Preferred Stock"), and the number of shares constituting the Series E Preferred Stock shall be 10,000. Shares of Series E Preferred Stock shall have a liquidation preference of $50,000 per share. The number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series E Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants issued by or upon the conversion of any outstanding securities issued by the Corporation convertible into Series E Preferred Stock.

     SECTION 2.  DIVIDENDS AND DISTRIBUTIONS.
                 ---------------------------

     (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to Series E Preferred Stock with respect to dividends, the holders of shares of Series E Preferred Stock, in preference to the holders of Common Stock and of any other Junior Stock (as hereinafter defined in Section 4(B)), shall be entitled to receive a cash dividend payable in an amount per share equal to $965.00 per quarter and no more (such amount being referred to herein as the "Dividend Amount"), which dividend shall be payable when, as and if declared by the Board of Directors, out of funds legally available for that purpose, quarterly in arrears on the first day of March, June, September and December in each year (each such date being referred to herein as a "Dividend Payment Date"), commencing on March 1, 1993. In the event that any Dividend Payment Date shall occur on any day other than a "Business Day" (as hereinafter defined), the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately preceding such Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series E Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof. For purposes of these resolutions, "Business Day" shall mean each day that is not a Saturday, Sunday or a date on which federally or state chartered banking institutions in Chicago, Illinois or New York, New York are required or authorized to be closed.

     (B) Dividends shall begin to accrue on outstanding shares of Series E Preferred Stock from the date of original issuance of such shares and shall accrue on a daily basis whether or not declared and whether or not the Corporation shall have earnings or surplus out of which such dividends could be paid at the time. Dividends accrued on the shares of Series E Preferred

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Stock for any period greater or less than a full quarterly period between
Dividend Payment Dates shall be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid dividends shall not bear interest. Accrued but unpaid dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on such accumulated but unpaid dividends.

     (C) Dividends paid on the shares of Series E Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     SECTION 3.  VOTING RIGHTS.
                 -------------

     (A) Except as set forth herein, or as otherwise provided by law or in the Restated Certificate of Incorporation, holders of Series E Preferred Stock shall have no special voting rights and their consent shall not be required for taking any corporate action. On those matters where voting rights are conferred herein, by law or in the Restated Certificate of Incorporation, each share of Series E Preferred Stock shall entitle the voter thereof to one vote. Any increase or decrease in the authorized class of Preferred Stock shall not be deemed to alter or change the powers, preferences, or special rights of the shares of Series E Preferred Stock so as to affect them adversely within the meaning of the General Corporation Law of the State of Delaware and no class vote shall be required to authorize such increase or decrease.

     (B) If at any time dividends payable on Series E Preferred Stock, or on any one or more other series of Preferred Stock of the Corporation entitled to receive cumulative preferred dividends, are in arrears and unpaid in an amount equal to or exceeding the amount of dividends payable on such Series E Preferred Stock and/or other series of Preferred Stock entitled to receive cumulative dividends for six quarterly dividend periods, whether or not consecutive, the holders of all outstanding shares of Preferred Stock entitled to receive cumulative preferred dividends will have the exclusive right, voting separately as a class, to elect two directors to the Board of Directors of the Corporation at the next annual meeting of stockholders of the Corporation. The authorized number of Directors shall not be increased for this purpose. Such voting right will continue for such Preferred Stock until all dividends on Series E Preferred Stock and on such other series have been paid in full, at which time such voting right of the holders of such Preferred Stock will terminate, subject to re-vesting in the event of a subsequent arrearage. Upon any termination of the aforesaid voting right, the term of office of those directors elected by holders of Preferred Stock voting separately as a class will terminate.

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     SECTION 4.  CERTAIN RESTRICTIONS.
                 --------------------

     (A) So long as any Series E Preferred Stock shall be outstanding, no dividend shall be declared and paid or set apart for payment on any other series of stock ranking on a parity with Series E Preferred Stock as to dividends ("Parity Stock"), unless there shall also be or have been declared and paid or set apart for payment on Series E Preferred Stock dividends for all dividend payment periods of Series E Preferred Stock ending on or before the dividend payment date of such Parity Stock, ratably in proportion to the respective amounts of dividends on the Series E Preferred Stock accrued and unpaid through the most recent such dividend payment period, and accrued and unpaid on such Parity Stock through the dividend payment period on such Parity Stock ending on such dividend payment date or such dividend payment date immediately preceding such dividend payment period.

     (B) So long as any Series E Preferred Stock shall be outstanding, in the event that full cumulative dividends on the Series E Preferred Stock have not been declared and paid or set apart for payment when due, the Corporation shall not declare and pay or set apart for payment any dividends on Common Stock or any other class of stock or series thereof of the Corporation ranking as to dividends junior to Series E Preferred Stock (collectively, "Junior Stock") until full cumulative and unpaid dividends on Series E Preferred Stock shall have been paid or declared and set apart for payment; provided, however, that the foregoing shall not apply to any dividend payable solely in any shares of Junior Stock. Subject to the foregoing provisions of this Section 4, the Board of Directors may declare and the Corporation may pay or set apart for payment dividends on any Junior Stock or Parity Stock and the holders of shares of Series E Preferred Stock shall not be entitled to share therein.

     SECTION 5.  LIQUIDATION, DISSOLUTION OR WINDING UP.
                 --------------------------------------

     (A) Upon any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, no distribution shall be made (i) to the holders of shares of stock ranking junior to the Series E Preferred Stock as to distributions in the event of any liquidation, dissolution or winding up of the Corporation unless, prior thereto, the holders of shares of Series E Preferred Stock shall have received $50,000 per share (such amount being referred to herein as the "Liquidation Preference"), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, as to the date of such payment, or (ii) to the holders of shares of stock ranking on a parity with the Series E Preferred Stock as to distributions in the event of any liquidation, dissolution or winding up of the Corporation ("Parity Liquidation Stock"), except distributions made ratably on Series E Preferred Stock and all such Parity Liquidation Stock in proportion to the total amounts to which the holders of all such shares are entitled

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upon such liquidation, dissolution or winding up. After payment of the full amount to which they are entitled as provided by the foregoing provisions of this Section 5(A), the holders of shares of Series E Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

     (B) Neither the merger or consolidation of the Corporation with or into any other corporation or other entity, nor the merger or consolidation of any other corporation or other entity with or into the Corporation, nor the sale, lease, exchange or other transfer of all or any portion of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 5.

     (C) Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to holders of Series E Preferred Stock in such circumstances shall be payable, shall be made in accordance with Section 9 below not less than 20 days prior to any payment date stated therein, to the holders of Series E Preferred Stock, at their respective addresses shown on the books of the Corporation or any transfer agent for the Series E Preferred Stock; provided, however, that a failure to give notice as provided herein or any defect therein shall not affect the Corporation's ability to consummate a voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

     SECTION 6.  REDEMPTION.
                 ----------

     The Series E Preferred Stock will not be redeemable prior to December 3, 1997. The Series E Preferred Stock will be redeemable, at the option of the Corporation, in whole or in part, out of funds legally available therefor, at any time, on or after December 3, 1997, upon not less than 30 nor more than 90 days notice, at a redemption price per share of Series E Preferred Stock equal to the Liquidation Preference, plus an amount equal to accrued and unpaid dividends to the redemption date. On or subsequent to the redemption date, upon surrender of the certificates for any shares to be redeemed pursuant to the provisions of this Section 6, the redemption price of such shares shall be paid in cash. In the event that the redemption price is either paid or made available for payment, then, notwithstanding that the certificate or certificates evidencing any of the shares of the Series E Preferred Stock shall not have been surrendered, all rights with respect to such shares shall terminate, effective on the redemption date, and any such certificate shall represent only the right to receive the redemption price, without interest, upon surrender. No interest shall accrue on the redemption price after the redemption date.

                                       5
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     SECTION 7.  REACQUIRED SHARES.
                 -----------------

     Any shares of Series E Preferred Stock acquired by the Corporation by reason of the redemption of such shares as provided hereby, or otherwise acquired, shall be retired and the Corporation shall take all actions necessary to restore such shares to the status of authorized but unissued shares of Preferred Stock, without par value, of the Corporation, which shares may thereafter be reissued as part of a new series of such Preferred Stock or as Series E Preferred Stock, as permitted by law.


     SECTION 8.  RANKING.
                 -------

     The Series E Preferred Stock will rank on a parity as to payment of dividends and distribution of assets upon liquidation, dissolution or winding up, whether voluntary or involuntary, of the Corporation with the Corporation's Series B ESOP Convertible Preferred Stock, Series C ESOP Convertible Preferred Stock and Series D Preferred Stock (which are the only series of Preferred Stock currently outstanding) and prior to the Corporation's Common Stock. The Series E Preferred Stock will rank prior to the Corporation's Series A Junior Participating Preferred Stock (the "Series A Preferred Stock") as to the payment of dividends and on a parity with the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up, whether voluntary or involuntary, if such Series A Preferred Stock is issued.

     SECTION 9.  MISCELLANEOUS.
                 -------------

     (A) All notices referred to herein shall be in writing, and delivered personally, sent by courier, or by registered or certified mail (postage prepaid, return receipt requested) addressed: (i) if to the Corporation, to its office at One McDonald's Plaza, Oak Brook, Illinois 60521 (Attention: Secretary) or to the transfer agent designated by the Corporation or (ii) if to any holder of Series E Preferred Stock, to such holder at the address of such holder as listed in the stock record books of the Corporation or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

     (B) The Corporation shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series E Preferred Stock or certificates representing such shares. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issuance or delivery of shares of Series E Preferred Stock in a name other than the name in which such shares of Series E Preferred Stock were registered, or in respect of any payment to any person with respect to any such shares other than a payment to the

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registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

     (C) Unless otherwise provided in the Certificate of Designations, Preferences and Rights, as the same may be amended, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up otherwise made upon the shares of Series E Preferred Stock and any other stock ranking on a parity with Series E Preferred Stock with respect to such dividend or distribution shall be made pro rata, so that amounts paid per share on Series E Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the shares of the Series E Preferred Stock and such other stock bear to each other.

     (D) The Corporation may appoint, and from time to time discharge and change, a transfer agent for Series E Preferred Stock. Upon any such appointment or discharge of a transfer agent, the Corporation shall send notice thereof in accordance with Section 9(A) to each holder of record of Series E Preferred Stock."


     IN WITNESS WHEREOF, this Certificate of Designations, Preferences and Rights is executed on behalf of the Corporation by its Vice President and attested by its Assistant Secretary this 25th day of November, 1992.


                                       McDONALD'S CORPORATION


                                       /s/ Carleton D. Pearl
                                       ----------------------------------
                                       By: Vice President

Attest:

/s/ Gloria Santona
- -------------------------------
Assistant Secretary


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